Exhibit 10.3
[●], 2026

To: [Key EMPLOYEES Other Than the Chief Executive Officer AND VICE PRESIDENTS]

Subject: Participation in the HF Foods Group Inc. Severance Plan

Dear [●]:

In consideration for your dedication to HF Foods Group Inc. (the “Company”, and together with its subsidiaries, the “HFFG”) and continued service, the Company hereby agrees to enter into this letter agreement with you (the “Letter Agreement”), formalizing the terms of the HF Foods Group Inc. Severance Plan (the “Plan”). A copy of the Plan is attached hereto as Attachment A and all capitalized terms used but not defined in this Letter Agreement shall have the meaning assigned to such terms in the Plan. [INCLUDE IF NEEDED: This Letter Agreement supersedes and replaces your prior Letter Agreement dated [ ].]

Subject to your continued satisfaction of the requirements under the Plan you have been designated as a Key Employee for purposes of the Plan and will continue to be eligible to participate in the Plan pursuant to the terms of the Plan and Exhibit B of the Plan.

For purposes of your participation in the Plan;

1.Your severance benefit is equal to the following:

•[non change in control amount]
•[change in control amount]
2. Base salary means the annual rate of regular wages, whether paid bi-weekly or semi-monthly, received by you through HFFG’s standard payroll policies and procedures, exclusive of a forgivable draw, overtime, shift differential, car allowance, commission, bonus, or any other incentive-based compensation.

3. “Cause” generally has the meaning set forth in the Plan, except that, during the period starting on a Change in Control and for 24 months following the consummation of such Change in Control, “Cause” will instead mean your: (i) conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof; (ii) engaging in fraud within the course of providing services to HFFG (including but not limited to any acts of embezzlement or misappropriation of funds) that causes HFFG material harm or damages; (iii) willful misconduct or gross negligence within the course of providing services to HFFG that causes HFFG material harm or damages; or (iv) material breach of the terms of your written employment agreement, or any other agreement containing obligations related to confidentiality, nonsolicitation, or noncompetition, if any. Notwithstanding the foregoing, Cause shall not exist based on conduct described in clauses (ii)–(iv) unless (A) the Company has provided you notice of such conduct (specifying the particulars of the conduct constituting Cause), (B) the

Company has afforded you 15 days to cure such conduct and (C) the conduct has not been reasonably rectified satisfaction of the Company following such cure period.

4. “Good Reason” generally has the meaning set forth in the Plan, except that, during the period starting on a Change in Control and for 24 months following the consummation of such Change in Control, “Good Reason” will instead mean, without your prior written consent and subject to the notice, cure and other requirements set forth in the Plan: (i) a diminution of your base salary; (ii) a diminution of your authority, duties or responsibilities; or (iii) a material change in the principal geographic location at which you perform services for HFFG (for purposes of this agreement, relocation to a facility or a location that would not increase the one-way commute distance by more than 50 miles will not be considered a material change in geographic location). The second sentence of the definition of Good Reason relating to timing of notice and cure periods set forth in the Plan shall apply at all times and in all cases.

Please review the Plan and Exhibit B for details about its terms and conditions. Your continued participation in the Plan and any payment thereunder will be governed by the terms of the Plan, Exhibit B and this Letter Agreement.

Please acknowledge your acceptance of participation in the Plan and the terms and conditions by signing this letter below. You should keep a copy of this Letter Agreement for reference.

[signature page follows]

Sincerely,

HF Foods Group Inc.

By:
Name:	Felix Lin
Title:	Chief Executive Officer
Date:

Acknowledged and agreed:

By:
	Name:	[KEY EMPLOYEE NAME]
Date:

Attachment A
HF Foods Group Inc. Severance Plan
(attached)